EXHIBIT 10.26

                              INDEMNITY AGREEMENT
                               -------------------

THIS AGREEMENT is made effective February _______, 2002, notwithstanding the date of execution of this Agreement.

BETWEEN:

______________________________________________________

(the  "Director")

                                                               OF THE FIRST PART

AND:

               ABLEAUCTIONS.COM, INC., a company duly incorporated under the laws of Florida, and having a head office located at 1963
               Lougheed  Highway,  Coquitlam,  British  Columbia,  V3K  3T8  ,
               Facsimile:  (604)  520-6706

               (the  "Company")

                               OF THE SECOND PART

WHEREAS  the  Director  is  currently  a  director  and  officer of the Company;

NOW THEREFORE, in consideration of the Director acting as a director or an officer or both of the Company, the Company and the Director agree as follows:

                                     PART 1

                                    INDEMNITY

1.1 The Company will, subject to court approval if required, indemnify the Director and the Director's heirs and personal representatives against all liability, losses, damages, costs, charges, expenses, fines, and penalties, actually and reasonably incurred by the Director, including any amount paid to settle an action or satisfy a judgment in a civil, criminal, or administrative action or proceeding to which the Director is made a party by reason of being or having been a director or officer of the Company, including an action brought by the Company, if:

(a) the Director acted honestly and in good faith and in a manner Director reasonably believed to be in, or not opposed to, the best interests of the Company; and


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(b)  in  the  case  of  a  criminal  or  administrative action or proceeding, if
     Director had no reasonable cause to believe the Director's conduct was unlawful.

1.2 Notwithstanding the foregoing, no indemnification shall be made on behalf of the Director if a judgement order or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a) a violation of the criminal law, unless the Director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

(b)  a transaction from which the Director derived an improper personal benefit;

(c) a circumstance under which the liability provisions of s.607.0834 (related to director liability for unlawful distributions) are applicable; or

(d) willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

                                     PART 2

                               ABSOLUTE LIABILITY

2.1     For greater certainty, and without in any way limiting the provisions of
Part 1, subject to Section 1.2 of this Agreement, the Company will, subject to court approval if required, indemnify the Director and the Director's heirs and personal representatives against all liability, losses, damages, costs, charges, expenses, fines, and penalties, including any amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by the Director, in respect of the Director's absolute liability, where liability is statutorily imposed on the Director regardless of whether or not the Director is at fault, whether such absolute liability arises in respect of a civil, criminal, or administrative action or proceeding to which the Director is made a party by reason of being or having been a director or officer of the Company, including an action brought by the Company, if:

(a) the Director acted honestly and in good faith and in a manner Director reasonably believed to be in, or not opposed to, the best interests of the Company; and


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(b)     in  the  case  of  a criminal or administrative action or proceeding, if
Director had no reasonable cause to believe the Director's conduct was unlawful.

                                     PART 3

                                TORTIOUS CONDUCT

3.1     For greater certainty, and without in any way limiting the provisions of
Part 1, subject to Section 1.2 of this Agreement, the Company will, subject to court approval if required, indemnify the Director and the Director's heirs and personal representatives against all liability, losses, damages, costs, charges, expenses, fines, and penalties, including any amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by the Director, in connection with a civil, criminal, or administrative action or proceeding in which the Director is found liable for:

     (a) negligent or tortious conduct arising while acting as a director or officer of the Company; or

     (b) intentional tortious conduct arising while acting as a director or officer of the Company,

if:

(c) the Director acted honestly and in good faith and in a manner Director reasonably believed to be in, or not opposed to, the best interests of the Company; and

(d) in the case of a criminal or administrative action or proceeding, if Director had no reasonable cause to believe the Director's conduct was unlawful.

                                     PART 4

                                 COURT APPROVAL

4.1 Either the Company or the Director may apply to the court to approve any indemnity by the Company of the Director under this Agreement, and the Company will pay all costs of that application, on a solicitor and own client basis.

4.2 The Company will, on request, use its best efforts to obtain court approval of any indemnification, as required by section 607.0850(2) of the Florida Business Corporation Act, as amended from time to time.


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                                     PART 5

                              CONTINUING INDEMNITY

5.1 This Agreement will extend to indemnify the Director for all omissions or acts carried out during the Director's term as a director or officer of the Company, whether before or after the date of this Agreement.

5.2 The indemnity herein provided will be a continuing indemnity and in addition to and not in substitution for any other indemnity given by the Company to the Director, and the granting to the Director of any other indemnity hereafter will not in any way affect the continuation or enforceability of the indemnity herein provided for.

5.3 The Company's obligations hereunder will survive the Director's ceasing to act as a director or officer of the Company, whether by reason of the Director's resignation or otherwise.

                                     PART 6

                                  TAX GROSS UP

6.1 If the Canada Customs and Revenue Agency or any provincial taxing authority assesses the Director on any basis that any indemnity payment received must be included in computing the Director's income for tax purposes, then, unless the Company elects to dispute the assessment at its expense and is ultimately successful in reversing the assessment, the Company will, to the extent permitted under the Florida Business Corporation Act, make an additional payment or payments from time to time to the Director to fully ensure that, taking into account any income inclusion ultimately required in respect of any indemnity payment or such additional payment or payments, the Director is after receiving such additional payment or payments, fully compensated for any actual tax liability, or for the use of losses, deductions, credits, or similar amounts used in offsetting an income inclusion or other assessed amount relating to any indemnity payment or to any additional payment made under this Agreement.

                                     PART 7

                             PAYMENT OF AMOUNTS DUE

7.1 The Company will pay all amounts due to the Director hereunder forthwith on demand by the Director.


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                                     PART 8

                                 NO PRESUMPTION

8.1 The termination of any proceeding by judgment, order, settlement, or conviction, or on the plea of nolo contendere or its equivalent, will not of itself create any presumption for the purposes of this Agreement that the Director did not act honestly and in good faith in a manner which Director reasonably believed to be in, or not opposed to, the best interests of the Company or, in the case of a criminal or administrative action or proceeding or any action or proceeding respecting the alleged tortious conduct of the Director, that the Director did not have reasonable cause to believe that the Director's conduct was lawful (unless the judgment or order of the court specifically finds otherwise).

                                     PART 9

                           [INTENTIONALLY LEFT BLANK]


                                     PART 10

                                 EFFECTIVE DATE

10.1 This Agreement will be effective as and from the first day that the Director became a director or officer of the Company.

                                     PART 11

                             NOTICES OF PROCEEDINGS

11.1 The Director will give reasonable notice to the Company within five days after being served with any statement of claim, writ, notice of motion, indictment, or other document commencing or continuing any proceeding against the Director as a party.

11.2 The Company will notify the Director in writing within five days after being served with any statement of claim, writ, notice of motion, indictment, or other document commencing or continuing any proceeding naming the Director as a party thereto.


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                                     PART 12

                              DIRECTOR TO COOPERATE

12.1 The Director will give the Company any information and cooperation that the Company may reasonably require from time to time in respect of all matters hereunder.

                                     PART 13

                                     NOTICES

13.1 A notice, direction, or other instrument required or permitted to be given hereunder must be in writing and may be given by hand delivery, by prepaid, registered, or certified mail, or by facsimile transmission to the other party's address set out on the face page.

13.2     Any  notice,  direction,  or  instrument,  will:

     (a) if delivered personally or by a recognized overnight courier service, be deemed to have been given or made on the date of delivery;

     (b) if mailed by prepaid, registered, or certified mail and properly addressed, be deemed to have been given or made on the third business day following the day on which it was mailed, except that if it is mailed and there is at the time of mailing or between the time of mailing and the time of deemed receipt a mail strike, slow-down, or other labour dispute that might affect delivery by mail, it will be deemed to have been given or made only on actual delivery; and

     (c) if sent by facsimile transmission, be deemed to have been given or made on completion of the facsimile transmission.

13.3 Any party may at any time give to the other written notice of any change of address in the same manner, in which event a notice, direction, or instrument must be given to that party as above provided at the changed address.


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13.4     If the Company receives notice from any other source of any matter that the Director would otherwise be obligated hereunder to give notice of to the Company, the Director will be relieved of his obligation hereunder to give notice to the Company if the Company is not subject to any damage from the Director's failure to give notice as herein required.

                                     PART 14

                                  SEVERABILITY

14.1 If any provision of this Agreement is unenforceable or invalid for any reason whatsoever, such unenforceability or invalidity will not affect the enforceability or validity of the remaining provisions of this Agreement, and that provision will be severable from the remainder of this Agreement.

                                     PART 15

                                    HEADINGS

15.1 The headings in this Agreement form no part of this Agreement and have been inserted for convenience only.

                                     PART 16

                                  GOVERNING LAW

16.1 This Agreement will be governed by and interpreted in accordance with the laws of Florida, and the venue for proceedings in respect of this Agreement will be any court of competent jurisdiction in Florida.

                                     PART 17

                                    ENUREMENT

17.1 This Agreement and each of the terms and provisions hereof will enure to the benefit of and be binding on the parties hereto and their respective heirs, executors, administrators, personal representatives, and successors.

                                     PART 18

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                                WAIVER OF BREACH

18.1 No waiver by the Director of any default or breach of any of the terms, covenants, conditions, or obligations of this Agreement will constitute a waiver by the Director of any previous, concurrent, or subsequent default or breach of the same or of any other term, covenant, condition, or obligation hereof by the Company.

                                     PART 19

                        CORPORATE PROCEEDINGS OF COMPANY

19.1 The Company warrants, represents, covenants, undertakes, and agrees that it has carried out or is contemporaneously with the entering into of this Agreement carrying out all necessary corporate proceedings in connection with the entering into of this Agreement that are required or pursuant to applicable laws.


IN WITNESS WHEREOF the parties have executed this Indemnity Agreement on the day and year first written above.


SIGNED,  SEALED,  AND  DELIVERED        )
by  _______________________________     )
in  the  presence  of:                  )
                       )
                       )
_____________________  )
Witness                )
                       )
_____________________  )
Witness                )





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ABLEAUCTIONS.COM,  INC.
Per:

____________________________
Authorized  Signatory

____________________________
Print  Name